Exhibit 4.2

            Independent Certified Public Accountants' Consent

     We have issued our report dated September 21, 1995 on the statement of condition and related securities portfolio of Van Kampen American Capital Equity Opportunity Trust, Series 19 as of September 21, 1995 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants.'"



                                    Grant Thornton LLP

Chicago, Illinois
September 21, 1995